SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2011

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10 Sixth Road
Woburn, MA 01801

(Address of principal executive offices, including zip code)

(781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.   Entry into a Material Definitive Agreement

On October 3, 2011, Bridgeline Digital, Inc., a Delaware corporation (“Bridgeline Digital”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Magnetic Corporation, a Florida corporation (“Magnetic”), and Jennifer Bakunas, the sole stockholder of Magnetic (the “Stockholder”), and completed the acquisition of Magnetic.

The Merger Agreement sets forth the terms and conditions pursuant to which Bridgeline Digital acquired all the outstanding capital stock of Magnetic in exchange for consideration paid to the Stockholder consisting of (i) $150,000 in cash, (ii) the payment of $130,000 of indebtedness owed by Magnetic, and (iii) contingent consideration of up to $600,000 in cash and 166,666 shares of Bridgeline Digital common stock.  The contingent consideration is payable quarterly over the 12 consecutive calendar quarters following the acquisition, contingent upon the acquired business achieving certain quarterly revenue and quarterly operating income targets during the period.  The contingent common stock is being issued currently and will be held in escrow pending the satisfaction the applicable targets.  To the extent that either the quarterly revenue target or the quarterly operating income target are not met in any particular quarter, the earn-out period will be extended for up to four additional quarters.

The parties to the Merger Agreement made customary representations, warranties and covenants therein, and the completion of the acquisition of Magnetic was subject to customary conditions described therein.  In addition, the Merger Agreement prohibits the Stockholder from competing with Bridgeline Digital for a period of three years ending on the third anniversary of the completion of the earn-out period.

In connection with the acquisition, Bridgeline Digital will employ Jennifer Bakunas, the former Chief Executive Officer of Magnetic, as Senior Vice President and General Manager for the Tampa business unit. Bridgeline Digital has entered into an employment agreement with Ms. Bakunas containing terms consistent with employment agreements in place with other executives of Bridgeline Digital.  Such employment agreement includes an agreement not to compete with Bridgeline Digital for a period of up to 12 months after ceasing to be an employee of Bridgeline Digital.

In connection with the acquisition, Bridgeline Digital entered into a lease of the former offices of Magnetic located in Tampa, Florida.  Annual rent for the first year under the lease is approximately $91,000.

The foregoing description of the acquisition and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 2.01.   Completion of Acquisition or Disposition of Assets

On October 3, 2011, Bridgeline Digital completed the acquisition of Magnetic described in Item 1.01. The acquisition was made pursuant to the Merger Agreement described in Item 1.01, whereby, upon the terms and subject to the conditions set forth therein, Bridgeline Digital acquired all the outstanding capital stock of Magnetic.

Item 3.02.   Unregistered Sales of Equity Securities

On October 3, 2011, Bridgeline Digital issued 166,666 shares of Bridgeline Digital common stock as partial consideration for the acquisition of all the outstanding capital stock of Magnetic.  The shares were issued to the stockholder of Magnetic pursuant to the terms of the Merger Agreement.   The shares were issued without registration and are subject to restrictions under the Securities Act of 1933 and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

Item 7.01.   Regulation FD Disclosure

On October 4, 2011, Bridgeline Digital issued a press release announcing the completion of the Magnetic acquisition.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section.  The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.   Financial Statements and Exhibits

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

(d)      Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of October 3, 2011, by and among Bridgeline Digital, Inc., Magnetic Corporation and Jennifer Bakunas.
99.1	Press release issued by Bridgeline Digital, Inc., dated October 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Michael D. Prinn
Michael D. Prinn Vice President and Chief Accounting Officer

Date:  October 6, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of October 3, 2011, by and among Bridgeline Digital, Inc., Magnetic Corporation and Jennifer Bakunas.
99.1	Press release issued by Bridgeline Digital, Inc., dated October 4, 2011.

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